AMERICAN MOVIE CLASSIC COMPANY
200 JERICHO QUADRANGLE
JERICHO, NEW YORK 11753

As of June 27th, 2003

National Lampoon, Inc.
10850 Wilshire Boulevard
Los Angeles, California 90024

Attention: Steve Mendelson, President

Re: “Pitch”

Ladies and Gentlemen:

Reference is made to that certain agreement dated as of February 1, 2003 (the “Production Services Agreement”) between American Movie Classics company (AMCC) and National Lampoon Inc. (Producer) governing, among other things, terms and conditions of Producer's production services and distribution rights in connection a potential series currently entitled “Pitch” and based upon the working story treatment prepared by Producer and attached hereto as Exhibit A. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Production Services Agreement and the Production Services Agreement is hereby incorporated by reference.

1.     Notwithstanding that the Production Services Agreement contemplates that following Producers delivery, and AMCC’s acceptance, of the final Treatment, Production Budgets and Presentation Tape, AMCC shall have the option to cause Producer to produce at least six (6) but not more than thirteen (13) Initial Programs provided that AMCC gives timely notice of its exercise of the option provided for in Paragraph 1(b)(i) of the Production Services Agreement, the parties have agreed that Producer shall first produce a 23 minute 30 second pilot for the Series (the “Pilot”) on all of the terms and conditions set forth in this Agreement and except as otherwise expressly set forth herein, the Production Services Agreement, including without limitation Paragraph 1(d) thereof. The Pilot shall be deemed a “Program” under the Production Services Agreement.

2.     The Pilot will be produced by Producer in accordance with the specifications and production schedule set forth on the annexed Exhibit Band the production budget set forth on the annexed Exhibit C(which budget shall indicate in detail those arrangements, if any, which are not terminable at will without further financial obligation on the part of Producer).

3.     Subject to the execution of this Agreement, as full consideration for the satisfactory performance of the services to be rendered by Producer hereunder in connection with the Pilot, AMCC shall pay Producer the sum of ***, payable as follows:

(a)	the amount of *** payable within fifteen (15) days after commencement of pre-production activities with respect to the Pilot, receipt of which is hereby acknowledged;

(b)	the amount of ***within fifteen (15) days after commencement of principal photography with respect to the Pilot;

(c)	the amount of *** within fifteen (15) delivery of the first rough cut of the Pilot; and

(d)	the amount of *** within fifteen (15) days after delivery of the final, AMCC approved on-line of the final Pilot.

***The Registrant has omitted this portion of this exhibit pursuant to a request for confidential treatment.  The omitted material has been filed separately with the Securities and Exchange Commission.

4.     Notwithstanding anything to the contrary contained in Paragraph 1(b)(i) of the Production Services Agreement, AMCC shall have the right to cause Producer to produce the Initial Programs as long as it gives written notice of its election not later than four (4) months from the date of delivery and acceptance of the Pilot (rather than delivery and acceptance of the Development Materials).

5.     In the event that there are any inconsistencies or conflicts between this Agreement and the Production Services Agreement, this Agreement shall control.

If the foregoing accurately sets out our understanding, kindly sign this Agreement where indicated below whereupon this Agreement shall become a binding agreement of Producer and AMCC.

Very truly yours,

AMERICAN MOVIE CLASSICS COMPANY

By:
Name:
Title:

ACCEPTED AND AGREED:

NATIONAL LAMPOON, INC.

By:
Name:
Title: